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                                                                  Exhibit (d)(7)



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement"), dated as of February 22, 2000, is made by and between First Hawaiian Bank ("Assignor") and Bishop Street Capital Management ("Assignee") with reference to the following Recitals.


         a. Assignor serves as the Adviser to the Bishop Street Funds (the "Trust") pursuant to an Investment Advisory Agreement with the Trust dated March 31, 1999 (the "Advisory Agreement");

         b. Assignor has agreed to assign all of its rights and delegate all of its obligations (the "Assignment") under the Advisory Agreement to Assignee, as of the date first set forth above; and

         c. Assignee has agreed, that at the time of the Assignment, to assume all rights and obligations of Assignor under the Advisory Agreement.

         NOW THEREFORE, in consideration of the terms and conditions of the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         a. Assignor hereby grants, sells, conveys, transfers and delivers to Assignee all of Assignor's right, title and interest in and to the Advisory Agreement.

         b. Assignee hereby assumes and agrees to perform or to pay or discharge the obligations and liabilities of Assignor described in the Advisory Agreement and agrees to be liable to the Trust for any default or breach of the Advisory Agreement to the extent the default or breach occurs on or after the date of execution of this Agreement.

         c. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the respective parties. It is specifically intended that the Trust shall remain a beneficiary of this Agreement, and it is hereby acknowledged that the Trust retains all of its rights under the Advisory Agreement. This Agreement shall be governed and interpreted in accordance with the law of the State of Hawaii without reference to the conflicts of law principles of such state.

         This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.


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
BISHOP STREET CAPITAL MANAGEMENT            FIRST HAWAIIAN BANK

By:   /s/ Michael R. Masuda                 By:   /s/ Robert A. Alm
      --------------------------------            ------------------------------


Title:  Vice President                      Title:  Executive Vice President
      --------------------------------            ------------------------------


Date:   February 22, 2000                   Date:   February 22, 2000
      --------------------------------            ------------------------------
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